Exhibit (10.ad)

FOURTH AMENDMENT TO THE
MET-PRO CORPORATION SALARIED PENSION PLAN

This Fourth Amendment to the Met-Pro Corporation Salaried Pension Plan (the “Plan”) is made by Met-Pro Corporation (the “Company”).

WITNESSETH

WHEREAS, the Company established the Plan for its eligible employees effective as of September 1, 1968, and amended and restated as of September 1, 2000; and

WHEREAS, the Company reserved the right in Section 16.1 of the Plan to amend the Plan at any time; and

WHEREAS, the Company now desires to amend the Plan to freeze participation in the Plan as to new hires effective as of April 15, 2006.

NOW, THEREFORE, the Plan is hereby amended as set forth below.

1.     Section 1.20, Definition of “Eligible Employee” is amended by adding the following to the end thereof: Notwithstanding the foregoing, an Employee hired on or after April 15, 2006 shall not be eligible to participate in the Plan.

2.    Section 2.3 of the Plan is amended by adding the following to the end thereof: Notwithstanding the foregoing, an Employee hired on or after April 15, 2006 shall not be eligible to participate in the Plan.

IN ALL OTHER RESPECTS, this Plan is continued in full force and effect. In order to maintain the terms of the Plan in a single document, this Amendment may be incorporated into the most recent restatement of the Plan.

IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed by its duly authorized officer this 5th day of April, 2006.

ATTEST:		Met-Pro Corporation

By	/s/ Gary J. Morgan	By	/s/ Raymond J. De Hont

Title:	Vice President-Finance	Title:	President